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                         Consent of Edwards Leap & Sauer


We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated February 3, February 15 and March 15, 1995 with respect to the audits of IDA Tower, Genesee Gardens Associates, and Buffalo Village Associates, respectively, for the year ended December 31, 1994, and the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755).


/s/ Edwards Leap & Sauer

Edwards Leap & Sauer
Hollidaysburg, Pennsylvania
April 28, 1997